EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Organized under law of
UNIVERSAL CORPORATION	Virginia
Astrimex B.V.	Netherlands
Beleggings-en Beheermaatschappij B. V.	Netherlands
Blending Services International, Inc.	Virginia
Casa Export, Limited	Virginia
Casalee-Transtobac (Pvt) Ltd.	Zimbabwe
Continental Tobacco S.A.	Switzerland
Corrie MacColl & Son Ltd.	United Kingdom
Crailo B.V.	Netherlands
Deli Services B.V.	Netherlands
Deli Universal, Inc.	Virginia
Deli-HTL Tabak Maatschappij B. V.	Netherlands
Deli-Mij Holdings Ltd.	United Kingdom
Deltafina, S.p.A.	Italy
Ermor Tabarama-Tabacos do Brasil Ltda.	Brazil
European Tobacco Company B. V.	Netherlands
Gebrueder Kulenkampff AG	Germany
Global Laboratory Services, Inc.	Virginia
Gouderak Holding B.V.	Netherlands
Handelmaatschappij Steffex B. V.	Netherlands
Harkema Services, Inc.	Virginia
Heuvelman Holding B.V.	Netherlands
Heuvelman Hout Beheer B.V.	Netherlands
Hungaropro Kft.	Hungary
Imperial Commodities Corporation	California
Indoco International B.V.	Netherlands
Industria AG	Switzerland
Itofina, S.A.	Switzerland
Jongeneel B.V.	Netherlands
Jongeneel Holding B.V.	Netherlands
L’Agricola, S.r.L.	Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.	Virginia
Lancaster Philippines, Incorporated	Philippines
Latin America Tobacco Company	Virginia
Limbe Leaf Tobacco Company Limited	Malawi
Lytton Tobacco Company (Malawi) Limited	Malawi
Lytton Tobacco Company (Private), Limited	Zimbabwe
Mozambique Leaf Tobacco Import & Export Limitada	Mozambique
N.V. Deli Universal	Netherlands
Outdoor Life Products B.V.	Netherlands
Red River Commodities, Inc.	North Dakota
Red River Foods, Inc.	Virginia
Simcoe Leaf Tobacco Company Limited	Canada

Steffex Beheer B.V.	Netherlands
Tabacos Del Pacifico Norte, S.A. De C.V.	Mexico
TAES, S.L.	Spain
Tanzania Leaf Tobacco Co., Ltd	Tanzania
Tanzania Tobacco Processors Ltd.	Tanzania
T. B. & Z. Holding B. V.	Netherlands
Timmerfabriek Bouter en Zonen B. V.	Netherlands
Tobacco Trading International, Inc.	British Virgin Isles
Toutiana, S.A.	Switzerland
Ultoco, S.A.	Switzerland
Universal Eastern Europe Limited	United Kingdom
Universal Leaf (Asia) Pte Ltd.	Singapore
Universal Leaf (UK) Limited	USA/United Kingdom
Universal Leaf Africa (PTY)	South Africa
Universal Leaf International, S.A.	Switzerland
Universal Leaf North America U. S., Inc.	North Carolina
Universal Leaf Services International Limited	United Kingdom
Universal Leaf South Africa (PTY) Limited	South Africa
Universal Leaf Tabacos Ltda.	Brazil
Universal Leaf Tabacos S. A.	Argentina
Universal Leaf Tobacco Company, Inc.	Virginia
Universal Leaf Tobacco Hungary Limited	Hungary
Universal Leaf Tobacco Poland Sp. z o.o.	Poland
Van Rees B.V.	Netherlands
Van Rees Ceylon B.V.	Netherlands
Van Rees Ltd.	United Kingdom
Willemstein’s Industriele Ondernemingen B.V.	Netherlands
Zambia Leaf Tobacco Co., Ltd.	Zambia
Zimbabwe Leaf Tobacco Company (Private) Limited	Zimbabwe
Zimleaf Holdings (Private) Limited	Zimbabwe